UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 524-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2021, the Board of Directors of Chipotle Mexican Grill, Inc. (“Chipotle”) approved an amendment to Chipotle’s Amended and Restated Bylaws (as amended, the “Bylaws”) to add a new forum selection provision as Article XII (the “Bylaw Amendment”). The Bylaw Amendment provides, that unless Chipotle consents to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Chipotle, (b) any action asserting a claim of breach of a duty owed by any Chipotle director, officer, employee, agent or stockholder to Chipotle or Chipotle’s stockholders, (c) any action asserting a claim against Chipotle or any Chipotle director, officer, employee, agent or stockholder arising pursuant to any provision of the Delaware General Corporation Law or Chipotle’s certificate of incorporation or the Bylaws, or (d) any action asserting a claim against Chipotle or any Chipotle director, officer, employee, agent or stockholder governed by the internal affairs doctrine of the State of Delaware, in each case, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, another state or federal court located within the State of Delaware).

The Bylaw Amendment also provides that, unless Chipotle consents to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

This description of the Bylaw Amendment is qualified in its entirety by reference to the full text of the Bylaws, effective as of May 18, 2021, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated into this filing by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

Chipotle held its 2021 annual meeting of shareholders on May 18, 2021, and there were 25,369,192 shares of common stock represented in person or by proxy at the meeting. The final voting results for each proposal are set forth below.

1.	The shareholders elected eleven directors, with each director elected to serve a one-year term. The votes regarding this proposal were as follows, and there were 1,520,958 broker non-votes:

DIRECTOR NOMINEE	FOR	WITHHELD
Albert Baldocchi	23,154,259	693,975
Matthew A. Carey	23,724,823	123,411
Gregg Engles	23,335,429	512,805
Patricia Fili-Krushel	23,139,225	709,009
Neil Flanzraich	21,523,608	2,324,626
Mauricio Gutierrez	23,334,092	514,142
Robin Hickenlooper	23,377,019	471,215
Scott Maw	23,417,154	431,080
Ali Namvar	22,131,849	1,716,385
Brian Niccol	22,675,680	1,172,554
Mary Winston	23,587,114	261,120

2.

The shareholders approved, on an advisory basis, Chipotle’s executive compensation as disclosed in our proxy statement. The votes regarding this proposal were as follows, and there were 1,520,958 broker non-votes:

FOR	AGAINST	ABSTAIN
12,243,906	11,584,163	20,165

3.

The shareholders ratified the appointment of Ernst & Young LLP as Chipotle’s independent registered public accounting firm for the year ending December 31, 2021. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN
24,078,497	1,277,478	13,217

4.

The shareholders did not approve a shareholder proposal related to action by written consent of the shareholders. The votes regarding this proposal were as follows, and there were 1,520,958 broker non-votes:

FOR	AGAINST	ABSTAIN
9,313,530	14,509,572	25,132

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title or Description

3.1	Chipotle Mexican Grill, Inc. Amended and Restated Bylaws, as amended and as effective as of May 18, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2021	Chipotle Mexican Grill, Inc.

	By:	/s/ Roger Theodoredis
General Counsel & Chief Legal Officer